Exhibit 10.iii.d

THE MOSAIC COMPANY

RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is made this              day of             ,             , by and between The Mosaic Company, a Delaware corporation (the “Company”) and              (the “Participant”).

1. Award. The Company hereby grants to Participant an award of              restricted stock units (“RSUs”), each RSU representing the right to receive one share of Common Stock, par value $.01 per share, of the Company according to the terms and conditions set forth herein and in The Mosaic Company 2004 Omnibus Stock and Incentive Plan (the “Plan”). The RSUs are granted under Section 6(c) of the Plan. A copy of the Plan will be furnished upon request of Participant.

2. Vesting; Forfeiture; Early Vesting.

(a) Except as otherwise provided in this Agreement, the RSUs shall vest in accordance with the following schedule:

On Each of the Following Dates	Number of RSUs Vested

(b) If Participant ceases to be an employee of the Company or any Affiliate (as defined in the Plan), whether voluntary or involuntary and whether or not terminated for cause, prior to vesting of the RSUs pursuant to Section 2(a) hereof, all of Participant’s rights to all of the unvested RSUs shall be immediately and irrevocably forfeited, except that (i) if Participant ceases to be an employee by reason of normal retirement at age 65 or older, early retirement with the consent of the Committee or Disability (as defined below) prior to the vesting of RSUs under Section 2(a) hereof or (ii) if Participant ceases to be an employee by reason of death prior to the vesting of RSUs under Section 2(a) hereof, all RSUs granted hereunder shall vest as of such termination of employment. For purposes of this Agreement, “Disability” has the meaning given to such term in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

3. Restrictions on Transfer. The RSUs shall not be transferable other than by will or by the laws of descent and distribution. Each right under this Agreement shall be exercisable during Participant’s lifetime only by Participant or, if permissible under applicable law, by Participant’s legal representative. Until the first anniversary of the date that the RSUs vest pursuant to Section 2 hereof, none of the RSUs or the shares of Common Stock issuable upon vesting thereof (the “Shares”) may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and any purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company, and no attempt to transfer the RSUs or the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the purported transferee with any interest or right in or with respect to the RSUs or the Shares. Notwithstanding the foregoing, Participant may, in the manner established pursuant to the Plan, designate a beneficiary or beneficiaries to exercise the rights of Participant and receive any property distributable with respect to the RSUs upon the death of Participant, and Company Common Stock and any other property with respect to the RSUs upon the death of Participant shall be transferable to such beneficiary or beneficiaries or pursuant to the person or person entitled thereto by the laws of descent and distribution, and none of the limitations of the preceding sentence shall in such event apply to such Company Common Stock or other property.

4. Adjustments.

(a) If any RSUs vest subsequent to any change in the number or character of the Common Stock of the Company (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, or otherwise), Participant shall then receive upon such vesting the number and type of securities or other consideration which Participant would have received if such RSUs had vested prior to the event changing the number or character of the outstanding Common Stock.

5. Miscellaneous.

(a) Issuance of Shares. No stock certificates shall be issued to Participant prior to the date on which the RSUs vest in accordance with Section 2 hereof and the restrictions with respect to the RSUs lapse in accordance with Section 3 hereof. After such date, and following payment of the applicable withholding taxes pursuant to Section 5(b) hereof, the Company shall promptly cause to be issued a certificate or certificates, registered in the name of Participant or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be, evidencing such vested whole Shares (less any shares withheld to pay withholding taxes) and shall cause such certificate or certificates to be delivered to Participant or Participant’s legal representatives, beneficiaries or heirs, as the case may be. The value of any fractional Shares shall be paid in cash at the time certificates evidencing the Shares are delivered to Participant.

(b) Income Tax Matters.

(i) In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant.

(ii) In accordance with the terms of the Plan, and such rules as may be adopted under the Plan, Participant may elect to satisfy Participant’s federal and state income tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Shares, by (i) delivering cash, check (bank check, certified check or personal check) or money order payable to the Company, (ii) having the Company withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, or (iii) delivering to the Company shares of Common Stock already owned by Participant having a Fair Market Value equal to the amount of such taxes. Any such shares already owned by Participant shall have been owned by Participant for no less than six months prior to the date delivered to the Company if such shares were acquired upon the exercise of an option or upon the vesting of restricted stock units or other restricted stock. The Company will not deliver any fractional Shares but will pay, in lieu thereof, the Fair Market Value of such fractional Shares. Participant’s election must be made on or before the date that the amount of tax to be withheld is determined.

(c) Plan Provisions Control. In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control. Any term not otherwise defined in this Agreement shall have the meaning ascribed to it in the Plan.

(d) No Rights of Stockholders. Neither Participant, Participant’s legal representative nor a permissible assignee of this award shall have any of the rights and privileges of a stockholder of the Company with respect to the Shares, unless and until the rights of Participant, Participant’s legal representative or such permissible assignee with respect to such Shares have vested in accordance with the terms hereof.

(e) No Right to Employment. The issuance of the RSUs or the Shares shall not be construed as giving Participant the right to be retained in the employ of the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss Participant from employment free from any liability or any claim under the Plan or the Agreement. Nothing in the Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Award granted hereunder shall not form any part of the wages or salary of Participant for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Agreement or Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, Participant shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(f) Governing Law. The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware. Participant hereby submits to the nonexclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to the Plan or the Agreement.

(g) Securities Matters. The Company shall not be required to deliver Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(h) Severability. If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(i) No Trust or Fund Created. Participant shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under the Plan. Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person.

(j) Headings. Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

IN WITNESS WHEREOF, the Company and Participant have executed this Agreement on the date set forth in the first paragraph.

THE MOSAIC COMPANY

By:
Name:
Title:

PARTICIPANT

Name:

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